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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2011

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01    REGULATION FD DISCLOSURE

On April 26, 2011, Nortek, Inc. (the “Company”) announced that pursuant to its previously announced tender offer and consent solicitation, the Company received tenders and consents from the holders of $666,580,398 million aggregate principal amount, or approximately 88.5%, of its outstanding 11% Senior Secured Notes due 2013 (the “2013 Notes”) by the expiration of the consent payment deadline, April 25, 2011, at 5:00 p.m. New York City time (the “Consent Date”). The consents received exceeded the number needed to approve the proposed amendments to the indenture under which the 2013 Notes were issued. The terms of the tender offer and consent solicitation for the 2013 Notes are detailed in the Company's offer to purchase and consent solicitation statement dated April 12, 2011. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. This information is being furnished under Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Pursuant to the terms of the tender offer, the Company has accepted for payment all 2013 Notes validly tendered on or prior to the Consent Date, and holders who tendered such 2013 Notes will receive $1,052.50 per $1,000 in principal amount of the 2013 Notes validly tendered.

Based on the consents received, the Company and the trustee under the indenture governing the 2013 Notes have entered into a supplemental indenture that eliminates substantially all affirmative and restrictive covenants and certain events of default under the indenture governing the 2013 Notes, and provides for a shorter notice period required in connection with a voluntary redemption.
In addition, the Company intends today to discharge its remaining obligations under the indenture governing the 2013 Notes by causing to be delivered a notice of redemption to holders of the remaining 2013 Notes and to deposit in trust funds sufficient to pay and discharge all remaining indebtedness on the 2013 Notes, including accrued and unpaid interest. Under the terms of the indenture governing the 2013 Notes, not more than once during any twelve-month period the Company may redeem the 2013 Notes at a redemption price equal to 103.0% of the principal amount thereof plus accrued and unpaid interest, provided that the aggregate amount of such redemptions does not exceed $75.0 million.  In addition, on or after June 1, 2011, the Company may redeem the 2013 Notes in whole or in part at a redemption price equal to 105.0% of the principal amount thereof (declining to 102.5% on June 1, 2012 and further declining to 100.0% on June 1, 2013), plus accrued and unpaid interest.
This 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

99.1    Press release, dated April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: April 26, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated April 26, 2011.